Exhibit 10.14

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT dated as of February 6, 2006 (the "Agreement") is entered into by and between Shanghai Likang Disinfectant High-Tech Company, Limited, a corporation formed under the laws of China ("Buyer"); Shanghai Likang Pharmaceuticals Technology Company, a corporation formed under the laws of China ("Seller"); and Xuelian Bian, an individual and principal control person of the Seller ("Principal").

                                    PREAMBLE

     WHEREAS, Buyer is engaged in the manufacture and sale of disinfectant health care products ("Business");

     WHEREAS, Buyer, in connection with the operation of its Business, leases a facility ("Building") (as more fully described below and referred to hereafter as the "Asset") owned by the Seller;

     WHEREAS, the Building is used by Buyer for manufacturing of certain of Buyers products;

     WHEREAS, Messrs. Xuelian Bian and Wei Guan, the Buyer's officers, directors and principal shareholders, are the shareholders of Seller, owning 90% and 10%, respectively, and are the principal persons in control of the Asset; and

     WHEREAS, Seller desires to convey, sell and assign to Buyer all of Seller's right, title and interest in and to the Asset, and Buyer desires to purchase the Asset, upon the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1    Sale and Purchase of Asset.


     1.1 Recitals. The parties agree that the recitals set forth above are true and correct. This Agreement supercedes all prior understandings among the parties, whether oral or written, concerning the subject matter contained herein.

     1.2 Sale and Purchase of Asset. Subject to the terms and conditions of this Agreement, at the closing described in Section 5 (the "Closing"), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Asset free and clear of all liens, charges, encumbrances and security interests and identified more particularly on Schedule 1.1 (the "Asset").

     1.3 Liabilities Excluded. In connection with Buyer's purchase of the Asset, Buyer shall not assume or become responsible for the payment of any liabilities, obligations or expenses of Seller in connection with the Asset, Seller's business or otherwise.

2 Purchase Price; Payment. The purchase price for the Asset (the "Purchase Price") shall be the sum of $333,675.43 (the "Purchase Price") payable on the Closing Date (as defined herein) in exchange for the Buyer satisfying and canceling the unpaid amount Seller owes Buyer in the amount of $333,675.43,

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3 Representations and Warranties of Seller. Except as otherwise set forth in a disclosure schedule delivered by Seller at the time this Agreement is executed and delivered (the "Seller Disclosure Schedule"), the Principal and Seller, jointly and severally, hereby make the following representation and warranties to Buyer as of the date hereof and as of the Closing Date.

     3.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a material adverse effect on the Asset or consummation of the transactions contemplated hereby (a "Seller Material Adverse Effect").

     3.2 Authority and Enforcement. Seller has all requisite corporate power, including any shareholder approval, if any, and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Seller has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.3 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller or the Principal, threatened against Seller or the Principal or the Asset, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller or the Principal, threatened against or involving Seller or the Asset, other than claims against Seller that are covered by insurance and that will not result in a Seller Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Seller or affecting the Asset.

     3.4 Title to Asset; Condition of Asset. Seller owns, or has either good and marketable title to, or valid and enforceable leasehold interest in the Asset, free and clear of all Liens, other than those disclosed in the Seller Financial Statements (as hereafter defined). No person or entity has any right or option to acquire the Asset. Seller has the right to use the Asset as presently being used, and its use of the Asset does not violate the material provisions of (a) any agreement to which Seller is a party, (b) the requirements of applicable laws, rules or regulations, and/or (c) any order of any court or regulatory body of competent jurisdiction that is binding on Seller, or the Asset. The Asset is in good condition and repair, normal wear and tear excepted, and have been maintained in accordance with all applicable ordinances, specifications, environmental laws, and warranties and normal industry practice. The Asset meets the good manufacturing practice ("GMP") standards established by the central government of China for the production of medical and chemical products.

     3.5 No Undisclosed Liabilities. Seller has and will have no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of Seller (including the notes thereto) in conformity with generally accepted accounting principles ("GAAP") which are not disclosed in the Seller Financial Statements, other than those incurred in the ordinary course of Seller's business since the date of the Seller Financial Statements, which, individually or in the aggregate, do not or would not result in a Seller Material Adverse Effect in connection with the Asset.

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     3.6 Compliance with Laws.

                (a) Seller is and at all times has been, in material compliance with each law, rule and/or regulation ("Legal Requirement") that is or was applicable to it or to the conduct or operation of its business or the ownership or use of the Asset.

             (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a material violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement in connection with the Asset, or (ii) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

             (c) Seller has not received any notice or other communication (whether oral or written) from any governmental or regulatory authority ("Authority") having or purporting to have jurisdiction over Seller or the Asset regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

             (d) Seller is, and at all times has been, in material compliance with all of the terms and requirements of each license, permit and/or authorization issued by any Authority ("Governmental Authorization") that is held by Seller or that otherwise relates to the Asset.

                (e) Each Governmental Authorization is valid and in full force and effect.

                (f) No event has occurred and no circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any such Governmental Authorization, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Governmental Authorization.

                (g) All Governmental Authorizations collectively constitute all of the governmental Authorizations necessary to permit Seller to own and use the Asset.

     3.7 Tax Matters. Seller has filed or caused to be filed (on a timely basis since inception) all federal, state and local tax returns or payments that are or were required to be filed by or with respect to it or paid pursuant to applicable Legal Requirements ("Tax Returns"). Seller has paid, made provision for payment or has included on its most recent balance sheet included in the Seller Financial Statements, all taxes as it relates to the Asset that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Seller Financial Statements. All such tax returns are true, complete and accurate.

     3.8 Absence of Certain Developments. Since the date of the most recent balance sheet included in the Seller Financial Statements, Seller has not suffered a Seller Material Adverse Effect or entered into any agreement or engaged in any conduct that could result in a Seller Material Adverse Effect.

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     3.9 Disclosure.  The  representations,  warranties and  acknowledgments  of
Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

4 Representations and Warranties of Buyer and Seller. Except as otherwise set forth in a disclosure schedule delivered by Buyer at the time this Agreement is executed (the "Buyer Disclosure Schedule"), Buyer hereby makes the following representations and warranties to Seller and the Principal, as of the date hereof and as of the Closing Date.

     4.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Buyer is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of Buyer, taken as a whole, or consummation of the transactions contemplated hereby (a "Buyer Material Adverse Effect").

     4.2 Authority and Enforcement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Buyer has each taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against each in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.3 Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer does not require the consent of any person, or such consent has been or will be obtained in writing prior to the Closing.

     4.4 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.

     4.5 Disclosure. The representations, warranties and acknowledgments of Buyer set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

5        Conditions to Closing.

     5.1 Conditions Precedent to Buyer's Obligation to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

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                (a) The representations and warranties of Seller and the
Principal set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

                (b) Seller and the Principal shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date.

                (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(i) prevent or adversely affect Buyer's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and no such injunction, judgment, order, decree, ruling, or charge shall be in effect.

        (d) No material adverse change shall have taken place with respect to the Asset, and no event shall have occurred that could result in a Seller Material Adverse Effect.

                (e) Seller shall have delivered to Buyer the China Governmental Authorization duly authorized and executed by the appropriate governmental agency in China transferring the land use permit for the Asset to the Buyer;

                (f) Buyer shall be reasonably satisfied with the results of its due diligence review of the Asset;

                (g) Buyer shall receive confirmation from their professional financial advisers and accountants, in form and substance satisfactory to them
in their sole   reasonable discretion, that the value of the Asset is not less than $333,675.43

                (h) All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, including under the laws of China, will be reasonably satisfactory in form and substance to the Buyer; and

                (i) Seller and Principal shall each have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 5.1(a) - (d) has been complied with in all respects;

     5.2 Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

                (a) The representations and warranties of Buyer set forth in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date.

                (b) Buyer shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date.

                (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(i) prevent or adversely affect Buyer's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

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                (d) No material adverse change shall have taken place with respect to Buyer, and no event shall have occurred that results in a Buyer Material Adverse Effect.

                (e) Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 5.2(a)-(d) has been complied with in all respects; and

                (f) All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller and the Principal.

6 Closing; Closing Date. A closing of the transactions contemplated hereby the "Closing") will take place at such time, not later than March 15, 2005, at the offices of Buyer's counsel, that is agreed upon by Seller and Buyer. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

7        Documents to be Delivered at the Closing.


     7.1 Documents to be Delivered by Seller. At the Closing, Seller, as the case may be, shall deliver, or cause to be delivered, to Buyer the following:

                (a) a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller's right, title and interest in and to the Asset together with possession of the Asset;

                (b) the land use permit in the name of the Buyer executed by the appropriate governmental agency in China transferring the land use permit for the Asset to the Buyer;

                (c) a copy of resolutions of the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement by Seller; and

7.2 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller and/or the Principal, as the case may be, the following:

                (a) a copy of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer;

8        Additional Covenants.

     8.1 Access to Books and Records. During the course of this transaction, from the date hereof through Closing, each party agrees to make available for inspection all corporate books, records and Asset, and otherwise afford to each other and their respective representatives, reasonable access to all documentation ad other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

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     8.2  Further  Assurances.  If, at any time after the  Closing,  the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

9        Miscellaneous.

     9.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, or by overnight mail properly receipted to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller or the Principal:

                 Shanghai Likang Pharmaceuticals Technology Company
                 A103-A7
                 No 1555 Kongjiang Road,
                 Yangpu District,
                 Shanghai, China.
                 Attn: Xuelian Bian

If to Buyer, to:

                 Linkwell Corporation
                 No. 476 Hutai Branch Road
                 Baoshan District
                 Shanghai, China  200436
                 Attn:     Xuelian Bian, President

         IN WITNESS WHEREOF, we have executed this Agreement as of the day and year first above written.

                                  Linkwell Corporation

                           By:     /s/ Xuelian Bian
                                       Xuelian Bian, President

                       Shanghai Likang Pharmaceuticals Technology Company

                            By:      /s/ Xuelian Bian
                                         Xuelian Bian, President

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                                  SCHEDULE 1.1

                                    ASSET

Shanghai Jiading district factory.
1104 Jiatang Road, Jiading District, Shanghai, 201807
21,500 square feet

         Shanghai Likang Pharmaceuticals Technology Company, Limited owns the Shanghai Jiading district factory. The Shanghai Jiading district factory is approximately 21,500 square feet, all of which is used for production. This factory meets the good manufacturing practice ("GMP") standards established by the central government for the production of medical and chemical products. The main products produced here are liquid and index disinfectant devices. The manufacturing facility has the capacity to produce approximately 9 million liters of liquid disinfectant annually. The manufacturing cycle for the liquids, from formulation to finish product, is one day.